UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 6, 2015

VECTRUS, INC.
(Exact name of Registrant as specified in its charter)

Indiana	0001-36341	38-3924636
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

655 Space Center Drive
Colorado Springs, CO 80915
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (719) 591-3600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

Amendment and Restatement of the Senior Executive Severance Pay Plan
On October 6, 2015, the Board of Directors of the Company (the “Board”) approved an amendment and restatement of the Company’s Senior Executive Severance Pay Plan, effective as of October 6, 2015 (as amended and restated, the “Senior Executive Severance Pay Plan”), which changed the maximum severance amount of 24 months of base salary to 18 months of base salary in the event of a qualifying termination of the covered executive’s employment by the Company, except for those executives who had sufficient years of service with the Company and its former parent, Exelis Inc., to qualify for a higher severance amount in such event under the terms of the original plan. The Senior Executive Severance Pay Plan also (i) expands the group of covered executives (formerly only senior executives who are U.S. citizens or who are employed in the United States in Band A) to also include other employees selected by the Compensation and Personnel Committee (the “Committee”) of the Board, (ii) eliminates the two-year look-back period for determining eligibility and (iii) includes minor updating changes consistent with prevalent peer practices.

Amendment and Restatement of the Special Senior Executive Severance Pay Plan
On October 6, 2015, the Board approved an amendment and restatement of the Company’s Special Senior Executive Severance Pay Plan, effective as of October 6, 2015 (as amended and restated, the “Special Senior Executive Severance Pay Plan”), which provides periodic severance payments for executives in Band A and other executives designated by the Committee in the case of certain terminations in connection with an Acceleration Event (as defined therein). The total amount of severance pay for a covered executive is equal to the sum of (i) the applicable multiple (described below) times annual base salary and (ii) the applicable multiple times the annual target annual bonus. The multiple ranges from one (1.0) to two and a half (2.5), depending on the executive’s position or as determined by the Committee. (Previously, the multiple ranged from two (2.0) to three (3.0).) The Committee may determine that different multiples apply to any executive. Continued health and life insurance benefits are provided for the length of the executive’s enhanced severance period. The Special Senior Executive Severance Pay Plan also (i) eliminates the two-year look-back period for determining eligibility, (ii) eliminates savings plan-related payments and outplacement benefits and (iii) includes minor updating changes consistent with prevalent peer practices.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vectrus, Inc.

Date: October 13, 2015	By:	/s/ Kathryn S. Lamping
Kathryn S. Lamping

	Its:	Assistant Secretary
(Authorized Officer of Registrant)